Exhibit 99.1
Financial Contact Debra DiMaria Chief Financial Officer +1 (516) 535-3681 debra.dimaria@proginet.com	Media Contact John F. Lynch Director of Communications +1 (516) 535-3651 john.lynch@proginet.com

Proginet Announces Third-Quarter 2009 Financial Results

Garden City, N.Y.—May 19, 2009—Proginet Corporation [OTCBB: PRGF], a world leader in multi-platform file transfer solutions, today announced financial results for the third quarter of fiscal 2009, which ended April 30, 2009. Total revenues for the quarter were $1,770,135 compared to total revenues of $1,868,175 in the equivalent period of fiscal 2008. The Company reports net operating expenses for the quarter to be $2,120,700, comparable to the third quarter of fiscal 2008, and a reduction of $355,126 compared to the second quarter of fiscal 2009.

“We are in the middle of one of the most challenging economic periods for businesses of all sizes and we are clearly seeing this impacting our results,” stated Sandy Weil, Proginet’s President and CEO. “We expect that our new OEM strategy combined with our partnership with Beta Systems will be driving our new revenue growth. Our product line has never been as robust in terms of the depth of innovation and the capability to compete in the enterprise marketplace. Additionally, the management team has been working diligently to reduce expenses, and we will continue to aggressively manage our operational costs going forward.”

Proginet notes that today’s results are in line with preliminary numbers announced on May 13, 2009. Mr. Weil will discuss third-quarter results on today’s Investor Conference Call (full details below).

Investor Conference Call
Proginet will hold an informational investor conference call on Tuesday, May 19, 2009 at 4:30 p.m. Eastern Time to provide investor updates and answer questions. To listen or participate, investors may call in at the numbers below immediately prior to the event (you will need all of the following information).

Date and Time: Tuesday, May 19, 2009, at 4:30 p.m. Eastern Time
Leader: Mr. Sandy Weil
Passcode: Proginet
Domestic Dial-in: +1 (888) 323-5259
International Dial-in: +1 (630) 395-0349

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To receive press releases and other corporate communications directly from Proginet, please e-mail investor@proginet.com or call +1 (516) 535-3600.

Financial Highlights
	(000's except per share data)
	Three months ended April 30,		Nine months ended April 30,
	(Unaudited)		(Unaudited)
	2009	2008	2009	2008

New license revenue	$555	$316	$2,944	$1,125
Software maintenance fees and other	1,201	1,536	3,555	4,590
Professional services	14	16	114	99
Total revenues	1,770	1,868	6,613	5,814
Total operating expenses, net	2,121	2,088	7,463	6,930
Net loss	$(351)	$(220)	$(850)	$(1,116)
Loss per share	$(.02)	$(.01)	$(.06)	$(.08)

	At April 30, 2009	At July 31, 2008
	(Unaudited)	(Audited)
Cash	$812	$2,338
Trade accounts receivable, net	1,573	1,816
Property and equipment, net	351	181
Capitalized software development costs, net	4,042	3,660
Purchased software and other intangibles, net	511	916
Other assets	270	299
Total assets	$7,559	$9,210

Accounts payable and accrued expenses	$1,319	$1,374
Deferred revenues	2,868	4,011
Deferred rent	153	162
Total liabilities	4,340	5,547
Total stockholders' equity	3,219	3,663
Total liabilities and stockholders’ equity	$7,559	$9,210

About Proginet Corporation
Proginet Corporation offers universal, multi-platform software solutions for fast, secure, and inexpensive file transfers both inside and outside the enterprise. Hundreds of companies worldwide rely on Proginet’s CyberFusion Integration Suite (CFI)® and SlingshotTM solutions to conduct business more efficiently while protecting customer data and limiting the risks associated with sharing proprietary information with partners and colleagues around the globe. With over 20 years of experience in the managed file transfer arena, Proginet’s global customer base spans more than 30 countries and includes many Fortune 500 companies. Headquartered in New York, the Company is publicly traded under the symbol [OTCBB: PRGF]. For more information, visit www.proginet.com.

Disclaimer

This press release may contain forward-looking information within the meaning of Section 29A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbors under those sections. In some cases, you can identify forward-looking statements by terminology such as "expect," "believe," "may," "will," "plans" and "anticipate," or the negative of such terms or comparable terminology. Forward-looking statements appearing herein include statements concerning operating and profitability plans and goals and are based on current expectations.

The matters discussed in this press release also involve risks and uncertainties described from time to time in documents filed with the Securities and Exchange Commission, including but not limited to Form 10-KSB, Forms 10-Qs, and Forms 8-Ks (www.sec.gov).